Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated September 3, 2014 relating to the financial statements of Relmada Therapeutics, Inc. as of June 30, 2014 and December 31, 2013, for the six months ended June 30, 2014 and for the years ended December 31, 2013 and 2012. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

October 16, 2014